SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549

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                                 FORM 8-K

                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date earliest event reported)    January 31, 1994
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                  Wherehouse Entertainment, Inc.
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        (Exact name of registrant as specified in charter)


    Delaware                1-8281               13-3439558

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(State or Other        (Commission File       (IRS Identification
Jurisdiction of             Number)                Number)
 Incorporation

   19701 Hamilton Avenue, Torrance, California      90502-1334

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    (Address of Principal Executive Offices)        (Zip Code)


Registrant's telephone number, including area code:
                     (310)538-2314
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  (Former Name or Former Address, if Changed Since Last Report)


              This current report contains 3 pages.


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Item 5.   Other Events.

          On January 31, 1994, $30,000,000 of funds managed by Merrill Lynch Capital Partners, Inc., which currently is the controlling shareholder of Wherehouse Entertainment, Inc. (the "Company"), were contributed to the Company in the form of equity capital. The contribution provides permanent financing for two recent acquisitions and was contemporaneous with an amendment to the Company's bank credit agreement. The amendment allowed the contributed funds to be applied as a repayment on the Company's revolving line of credit rather than as a permanent reduction to the committed credit facilities. Additionally, financial covenants were revised for each fiscal quarter through January 31, 1998 to provide the Company with additional operating flexibility.

          The acquisitions which were permanently financed by the contribution were the June, 1993 acquisition of store locations, inventory and other related assets of The Record Shop, Inc. and the January, 1994 acquisition of store locations, inventory and other related assets of Pegasus Music and Video, Inc.

          Unrelated to the above, an earthquake centered in Southern California occurred on January 17, 1994 and damaged a number of the Company's stores. The Company is still assessing the total financial impact of the damage. However, based upon preliminary findings, it appears that the financial impact will not be material to the operations of the Company as a whole and that only three stores have sustained permanent damage and will cease to be operational.





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                           SIGNATURE


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  WHEREHOUSE ENTERTAINMENT, INC.


February 8, 1994                  By:      /s/ Scott Young
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                                     Scott Young
                                     Chairman of the Board